Exhibit 99.1

Corbus Pharmaceuticals Reports 2014 Financial Results and Provides 2015 Business Update

Norwood, MA (February 10, 2015) – Corbus Pharmaceuticals Holdings, Inc. (OTCQB: CRBP) (the “Company”), an emerging drug development company focused on the development and commercialization of its lead product candidate, Resunab™, for the treatment of rare, life-threatening inflammatory and fibrotic diseases, announced today its financial results for the year ended December 31, 2014.

The Company also reviewed its corporate progress and anticipated near-term clinical development milestones for Resunab, a novel synthetic oral specialized pro-resolving mediator drug with unique anti-inflammatory and anti-fibrotic activity under development for the treatment of cystic fibrosis (CF) and diffuse cutaneous systemic sclerosis (scleroderma).

Recent Corporate Highlights

•	Filed an Investigational New Drug (IND) application for the Phase 2 scleroderma protocol for Resunab with the U.S. Food and Drug Administration (FDA);

•	Commenced trading of the Company’s common stock on the Over-the-Counter Markets under ticker symbol CRBP;

•	Appointed Barbara White, M.D., a leading board-certified rheumatologist, scleroderma expert and pharmaceutical industry veteran, as the Company’s Chief Medical Officer; and

•	Appointed Scott Constantine, M.S., former Director, Clinical Research & Operations at Insmed and Clinical Program Scientist at PTC Therapeutics with expertise in CF and pulmonary diseases, as the Company’s Director, Clinical Research & Operations.

“In the fourth quarter, we made good progress on the operational and regulatory fronts and believe 2014 was a springboard year by establishing the building blocks for Corbus to develop innovative therapies that target rare, life-threatening chronic inflammatory-fibrotic indications. We have assembled an experienced team of industry veterans who are working together to prepare and execute our clinical programs for Resunab,” stated Yuval Cohen, Ph.D., Chief Executive Officer of Corbus Pharmaceuticals.

“We believe that Resunab’s novel and unique mechanism of action that acts by resolving inflammation has the potential to have a significant therapeutic impact on patients suffering from these diseases. We expect to continue to build forward momentum in the first half of 2015 with the initiation of our Phase 2 clinical trials with Resunab,” added Dr. Cohen. “We are gratified to see that our hard work has been generating tangible results and look forward to a promising 2015.”

Expected Near-Term Milestones

•	Submit the clinical protocol for CF to the FDA under the Resunab IND and initiate the Phase 2 clinical trial for the treatment of CF in the second quarter of 2015;

•	Initiate the Phase 2 clinical study of Resunab for the treatment of scleroderma in the second quarter of 2015;

•	File the Resunab application for FDA Orphan Drug Designation for the treatment of both CF and scleroderma; and

•	Seek an up-listing to NASDAQ Stock Market.

Summary of Financial Results for 2014

For the year ended December 31, 2014, the Company reported a net loss of approximately $2,540,000, or a net loss per diluted share of $0.13, compared to a net loss of approximately $602,000, or a net loss per diluted share, of $0.09 for the year ended December 31, 2013. The Company ended the year with approximately $6,262,000 of cash and cash equivalents.

Corbus expects its current cash on hand to be sufficient to meet its operating and capital requirements until at least the end of 2015.

About Resunab™

Resunab™ is a novel synthetic oral drug with unique anti-inflammatory and anti-fibrotic activity. Pre-clinical and Phase 1 clinical studies have shown Resunab to have a favorable safety profile coupled with promising potency in pre-clinical models of inflammation and fibrosis. Resunab binds to the CB2 receptor on immune cells and triggers a process known as “inflammatory resolution,” in effect turning chronic inflammation “off.”

About Corbus Pharmaceuticals

Corbus Pharmaceuticals is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare life-threatening inflammatory-fibrotic diseases with clear unmet medical needs. Our lead product candidate Resunab™ is a novel oral specialized pro-resolving mediator anti-inflammatory drug scheduled to commence Phase 2 clinical trials for the treatment of Cystic Fibrosis and Diffuse Cutaneous Systemic Sclerosis in 2015. For more information, please visit www.CorbusPharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Source: Corbus Pharmaceuticals Holdings, Inc.

Corbus Pharmaceuticals Holdings, Inc.

Consolidated Statements of Operations

	For the Years Ended December 31,
	2014	2013
Operating expenses:
Research and development	$1,255,535	$210,670
General and administrative	1,391,638	346,606

Total operating expenses	2,647,173	557,276

Operating loss	(2,647,173)	(557,276)

Other income (expense):
Interest expense	(24,021)	(45,114)
Forgiveness of interest on note payable	7,466	—
Interest income	2,115	754
Gain on the settlement of debt	145,006	—
Change in fair value of warrant liability	(28,448)	1,978
Foreign currency exchange (loss) gain	4,570	(2,692)

Other expense, net	106,688	(45,074)

Net loss	$(2,540,485)	$(602,350)

Net loss per share, basic and diluted	$(0.13)	$(0.09)

Weighted average number of common shares outstanding, basic and diluted	20,159,861	6,964,788

Corbus Pharmaceuticals Holdings, Inc.

Consolidated Balance Sheet

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$6,262,445	$303,020
Prepaid expenses	270,556	2,500

Total current assets	6,533,001	305,520

Restricted cash	13,728	$—
Property and equipment, net	54,044	—

Total assets	$6,600,773	$305,520

LIABILITIES, PREFFERED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$344,160	$181,471
Accrued interest payable	—	77,140
Accrued expenses	249,491	63,488
Derivative warrant liability	—	19,932
Notes payable-current	144,389	306,835

Total current liabilities	738,040	648,866
Notes payable	—	331,243

Total liabilities	738,040	980,109

Commitments and Contingencies
JB Therapeutics’ Series A Preferred Stock, $0.0001 Par Value:
Series A Convertible Preferred Stock, 2,483,690 shares designated, 1,835,212 shares issued and outstanding at December 31, 2013 (Liquidation preference of $1,106,609 at December 31, 2013)	—	1,106,609

Series A Non- Convertible Preferred Stock, $0.0001 Par Value 200,000 shares designated, issued and outstanding at December 31, 2013 (Liquidation preference of $200,000 at December 31, 2013)	—	2,000

Stockholders’ equity (deficit)
Preferred Stock $0.0001 par value:10,000,000 share authorized, no shares issued and outstanding at December 31, 2014	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized, 25,938,332 and 6,964,788 shares issued and outstanding at December 31, 2014 and December 31, 2013	2,594	696
Additional paid-in capital	10,287,214	102,696
Accumulated deficit	(4,427,075)	(1,886,590)

Total stockholders’ equity (deficit)	5,862,733	(1,783,198)

Total liabilities, preferred stock and stockholders equity (deficit)	$6,600,773	$305,520